UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2003

MACATAWA BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25927 (Commission File No.)	38-3391345 (IRS Employer Identification No.)

10753 Macatawa Drive, Holland, MI (Address of Principal Executive Offices)	49424 (Zip Code)

616 820-1444
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Item 7.         Financial Statements and Exhibits.

Exhibit

99     Press release dated April 21, 2003.

Item 9.         Regulation FD Disclosure.

On April 21, 2003, Macatawa Bank Corporation issued a press release announcing results for the first fiscal quarter. A copy of the press release is attached as Exhibit 99.

This information furnished under "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2003	MACATAWA BANK CORPORATION
	By	/s/ Jon W. Swets Jon W. Swets Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release dated April 21, 2003.

EXHIBIT 99

160 S. Waverly Road Holland, MI 49423

NEWS RELEASE NASDAQ NATIONAL MARKET: FOR RELEASE: DATE: CONTACT:	MCBC Immediate April 21, 2003 Jon Swets, CFO 616.494.7645

Holland, Michigan — Macatawa Bank Corporation Reports First Quarter Net Income Up 86%.

Macatawa Bank Corporation today announced net income for the first quarter of 2003. Net income totaled $2.81 million, an increase of 86% as compared to first quarter 2002 net income of $1.51 million. Earnings per share on a diluted basis were $.35 for the quarter, a 30% increase compared to diluted earnings per share of $.27 for the prior year first quarter. The increased earnings improved first quarter return on equity to 9.70% from 8.98% for the same period in the prior year and improved return on assets to .95% compared to .87%. The percent increase in earnings per share for the quarter was less than the percent increase in net income due to a 45% increase in shares outstanding for the acquisition of Grand Bank Financial Corporation in the second quarter of 2002.

“While the economic environment became even more challenging this quarter, we continued to achieve a high level of success,” said Ben Smith, Chairman and CEO. “We reached record asset levels at the end of the quarter by, once again, producing strong growth in our loan portfolio. Also, we continued to be able to fund most of this growth by gathering core deposits.” Total assets were $1.21 billion as of March 31, 2003 which was an increase of $501.0 million over the end of the first quarter of 2002. In addition to the $313.0 million in assets added from the Grand acquisition, assets grew by $188.0 million since March 31, 2002. During the quarter, total portfolio loans grew by $54.1 million or 22% on an annualized basis and total deposits grew by $44.7 million or 20% on an annualized basis. Commenting further, Mr. Smith stated, “I attribute this growth to the quality of our people and their focus on providing great service to our customers.”

The increase in quarterly earnings resulted from improvements in both net interest income and non-interest income. First quarter net interest income totaled $9.6 million, an increase of $3.4 million or 56%, as compared to the 2002 quarter. The net interest income improvement was driven by the significant increase in earning assets, which grew from an average of $647.9 million for the first quarter of 2002 to an average of $1.10 billion for the first quarter of 2003. The acquisition of Grand Bank contributed $280.2 million to this increase, however, the remaining $169.8 million, representing a 26% increase, was a result of Macatawa’s continued, healthy growth. Net interest margin for the quarter was 3.54%, as compared to 3.83% for the prior year quarter. The contraction in the margin relates primarily to the lower net interest margin that Grand Bank carried compared to Macatawa Bank, but also reflects the impact of the low interest rate environment. The most pronounced impact of the low rate environment is the current business customer preference for variable rate loan products. Nearly 80% of Macatawa’s loan growth in the first quarter was comprised of variable rate loans which has placed downward pressure on net interest margin. In addition, many business customers with fixed rate loans have been refinancing into variable rate loans. Macatawa remains well-positioned for improvement in net interest margin in an increasing rate environment.

Non-interest income was $2.3 million for the first quarter of 2003, a 138% increase over first quarter 2002 non-interest income of $970,000. Most of this improvement came from a combination of gains on sales of mortgage loans and revenues from trust services. Macatawa’s mortgage banking function continued to capitalize on the current mortgage interest rate environment and achieved high loan sales volume resulting in gains of $986,000 for the quarter, an increase of $774,000 over the prior year first quarter. Revenues from trust services grew to $583,000 for the quarter compared to $163,000 for the prior year first quarter due to success in gaining new trust customers and the addition of Grand Bank’s trust services.

“We continue to increase our trust customer base and plan to intensify our focus on our trust and brokerage businesses during this year,” said Mr. Smith. “We plan to create a separate company by the end of the second quarter of this year devoted solely to these activities. This concentrated focus is intended to foster continued service and product improvements to better meet the needs of our customers and should allow us to respond more readily to opportunities these businesses will provide for us in the upcoming years.”

Asset quality remained strong for the quarter with annualized net loan charge-offs to total loans at .12% for the quarter and non-performing loans to total loans of .28% at the end of the quarter. These ratios remained well below historical peer averages.

With the increases in net interest income and non-interest income, revenue grew by 67% while non-interest expense increased by 60% to $6.7 million for the quarter as compared to $4.2 million for the first quarter of 2002. The greater revenue growth versus expense growth resulted in an improved efficiency ratio of 56.1% for the first quarter as compared to 58.6% for the same quarter of last year. This improvement is a direct result of synergies achieved in the Grand acquisition as well as continued better capacity usage of the branch network and operations. “We are particularly pleased that our efficiency continues to improve each quarter while we add additional branches to our network,” said Mr. Smith.

Macatawa’s expansion focus continued during the first quarter as the construction process began in March for a new branch in Grand Rapids at the corner of Knapp Street and East Beltline Avenue. The construction of a new branch in Grandville replacing a store front location is progressing well. This new location is expected to open in June. Additional expansion in Grand Rapids is anticipated with plans to open at least two more branches in this area within the next year.

Conference Call
Macatawa Bank Corporation will hold its quarterly earnings conference call on Tuesday, April 22, 2003, at 10:00 A.M. Persons who wish to access the call may do so via the Internet by visiting www.macatawabank.com and clicking on the webcast link in the Investor Information section. It may also be accessed by logging on to www.streetevents.com . A replay of the call will be available for 30 days following the call.

Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company for Macatawa Bank and Macatawa Bank Brokerage Services. Through its subsidiaries, the Corporation offers a full range of banking, brokerage and trust services to individuals, businesses, and governmental entities from a network of 17 full service branches located in communities in Kent County, Ottawa County, and northern Allegan County. Banking services include commercial, consumer and real estate financing; business and personal deposit services, ATM’s and Internet banking services, and trust and employee benefit plan services. The Corporation emphasizes its local management team and decision making, along with providing customers excellent service and superior financial products.

"CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting our operations, markets, products, services, and pricing. These statements include, among others, statements related to the number and timing of future branch openings, growth and structure of our trust and brokerage businesses, and future efficiencies and synergies. Annualized growth rates are not intended to imply future growth at those rates. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission."

• Page 2

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

(Dollars in thousands except per share information)            Quarter Ended
                                                                  March 31
                                                         --------------------------
EARNINGS SUMMARY                                            2003           2002
                                                         -----------    -----------
Total interest income                                     $  15,408      $  10,522
Total interest expense                                        5,800          4,365
                                                         -----------    -----------
  Net interest income                                         9,608          6,157
Provision for loan loss                                         995            705
                                                         -----------    -----------
  Net interest income after provision for loan loss           8,613          5,452

NON-INTEREST INCOME
Deposit service charges                                         600            456
Gain on sale of loans                                           986            212
Trust fees                                                      583            163
Other                                                           137            139
                                                         -----------    -----------
  Total non-interest income                                   2,306            970

NON-INTEREST EXPENSE
Salaries and benefits                                         3,590          2,160
Occupancy                                                       558            354
Furniture and equipment                                         594            436
Other                                                         1,939          1,228
                                                         -----------    -----------
  Total non-interest expense                                  6,681          4,178
                                                         -----------    -----------
Income before income tax                                      4,238          2,244
Federal income tax expense                                    1,428            730
                                                         -----------    -----------
  Net income                                              $   2,810      $   1,514
                                                         ===========    ===========
Basic earnings per share                                      $0.35          $0.28
Diluted earnings per share                                    $0.35          $0.27
Return on average assets                                      0.95%          0.87%
Return on average equity                                      9.70%          8.98%
Net interest margin                                           3.54%          3.83%
Efficiency ratio                                             56.07%         58.62%

BALANCE SHEET DATA                                        March 31       March 31       December 31
Assets                                                      2003           2002           2002
                                                         -----------    -----------   ------------
Cash and due from banks                                   $  35,977      $  25,226     $   47,874
Federal funds sold & short term investments                       -          2,500              -
Securities available for sale                                83,502         68,823         86,109
Securities held to maturity                                   3,179            710          4,061
Federal Home Loan Bank Stock                                  5,391          3,782          5,391
Loans held for sale                                          12,308            942         18,726
Total loans                                               1,015,154        592,651        961,038
Less allowance for loan loss                                 14,163          8,174         13,472
                                                         -----------    -----------   ------------
  Net Loans                                               1,000,991        584,477        947,566
                                                         -----------    -----------   ------------
Premises and equipment, net                                  30,617         16,181         25,751
Acquisition intangibles                                      27,055              -         27,186
Other assets                                                 10,484          5,882         13,919
                                                         -----------    -----------   ------------

Total Assets                                             $1,209,504      $ 708,523     $1,176,583
                                                         ===========    ===========   ============

Liabilities and Shareholders Equity
Non-interest bearing deposits                             $ 110,256       $ 63,295      $ 103,030
Interest bearing deposits                                   855,311        498,569        817,843
                                                         -----------    -----------   ------------
  Total deposits                                            965,567        561,864        920,873
Federal funds purchased                                      13,500              -         20,000
FHLB advances                                               102,353         75,312        106,897
Other borrowings                                              6,363              -          4,936
Other liabilities                                             5,568          4,167          9,903
                                                         -----------    -----------   ------------
Total Liabilities                                         1,093,351        641,343      1,062,609

Shareholders' equity                                        116,153         67,180        113,974
                                                         -----------    -----------   ------------

Total Liabilities and Shareholders' Equity               $1,209,504      $ 708,523     $1,176,583
                                                         ===========    ===========   ============

MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)

(Dollars in thousands except per share information)    1st Qtr        4th Qtr        3rd Qtr        2nd Qtr       1st Qtr
                                                        2003           2002           2002           2002           2002
                                                   -------------  -------------  -------------  -------------  -------------
EARNINGS SUMMARY
Net interest income                                 $     9,608    $     9,902    $     9,474    $     8,814    $     6,157
Provision for loan loss                                     995            990            705            921            705
Total non-interest income                                 2,306          2,585          2,069          1,701            970
Total non-interest expense                                6,681          7,151          6,758          6,099          4,178
Income taxes                                              1,428          1,431          1,345          1,145            730
Net income                                          $     2,810    $     2,915    $     2,735    $     2,350    $     1,514

Basic earnings per share                                  $0.35          $0.37          $0.34          $0.29          $0.28
Diluted earnings per share                                $0.35          $0.36          $0.34          $0.29          $0.27

MARKET DATA
Book value per share                                     $14.58         $14.44         $14.18         $13.86         $12.17
Market value per share                                   $21.51         $19.85         $18.43         $21.74         $19.04
Average basic common shares                           7,922,305      7,891,276      7,965,566      8,000,355      5,520,702
Average diluted common shares                         8,036,230      8,018,321      8,096,277      8,133,000      5,586,351
Period end common shares                              7,966,174      7,891,502      7,888,066      8,003,066      5,521,236

PERFORMANCE RATIOS
Return on average assets                                  0.95%          1.02%          0.99%          0.89%          0.87%
Return on average equity                                  9.70%         10.27%          9.77%          8.66%          8.98%
Net interest margin (FTE)                                 3.54%          3.72%          3.67%          3.58%          3.83%
Efficiency ratio                                         56.07%         57.27%         58.55%         58.00%         58.62%

ASSET QUALITY
Net charge-offs                                            $305           $443           $210           $129           $230
Nonperforming loans                                      $2,884         $2,798         $2,366         $2,002         $3,114
Nonperforming loans to total loans                        0.28%          0.29%          0.26%          0.22%          0.52%
Net charge-offs to average loans (annualized)             0.12%          0.18%          0.09%          0.06%          0.16%
Allowance for loan loss to total loans                    1.40%          1.40%          1.40%          1.39%          1.38%

CAPITAL & LIQUIDITY
Average equity to average assets                           9.8%           9.9%          10.1%          10.3%           9.7%
Tier 1 capital to risk-weighted assets                     8.5%           8.6%           9.0%           9.1%          11.0%
Total capital to risk-weighted assets                      9.7%           9.9%          10.2%          10.3%          12.2%
Loans to deposits + FHLB borrowings                       95.1%          93.5%          94.8%          92.5%          93.0%

END OF PERIOD BALANCES
Total Loans                                         $ 1,015,154    $   961,038    $   924,380    $   892,465    $   592,651
Earning assets                                        1,119,534      1,075,325      1,032,915      1,006,103        669,408
Total assets                                          1,209,504      1,176,583      1,114,836      1,088,099        708,523
Deposits                                                965,567        920,873        877,974        862,264        561,864
Total shareholders' equity                              116,153        113,974        111,871        110,941         67,180

AVERAGE BALANCES
Total Loans                                         $   986,614    $   959,174    $   914,738    $   873,318    $   574,590
Earning assets                                        1,097,945      1,057,187      1,022,391        977,518        647,938
Total assets                                          1,182,508      1,142,424      1,106,533      1,057,281        692,327
Deposits                                                939,600        907,468        877,730        827,888        542,335
Total shareholders' equity                              115,877        113,533        112,009        108,483         67,433